UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2011

CLARK HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32735	43-2089172
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

121 New York Avenue, Trenton, New Jersey		08638
(Address of Principal Executive Offices)		(Zip Code)

(609) 396-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 1, 2011, Clark Holdings Inc. (“Clark”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gores Logistics Holdings, LLC (“Parent”), a Delaware limited liability company and an affiliate of The Gores Group, LLC (“The Gores Group”), and Gores Logistics Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Parent. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into Clark, with Clark continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Clark, as the surviving corporation after the Merger, is sometimes referred to in this Current Report as the “Surviving Corporation.”

At the time the Merger is effective, each issued and outstanding share of Clark’s common stock, other than treasury shares, shares held by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent or Clark and shares held by stockholders who perfect their appraisal rights, will be converted into the right to receive $0.46 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”). Immediately prior to the effective time of the Merger, each stock option that is outstanding under Clark’s 2007 Long-Term Incentive Equity Plan will accelerate and become fully vested and exercisable. By virtue of the Merger, each stock option will be cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) the Merger Consideration less the applicable per-share exercise price of such stock option multiplied by (ii) the number of shares of Clark common stock issuable upon the exercise of such stock option (the “Option Consideration”).

The obligations of Clark, on one hand, and Parent and Merger Sub, on the other hand, to consummate the Merger are subject to certain conditions to closing, including, among others, (i) the adoption of the Merger Agreement by Clark’s stockholders, (ii) the absence of any law, order or other action enjoining or otherwise prohibiting consummation of the Merger, (iii) the accuracy of the parties’ respective representations and warranties, and (iv) the parties’ respective compliance with agreements and covenants contained in the Merger Agreement. The obligations of Parent and Merger Sub to consummate the Merger are subject to further conditions to closing, including (a) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement); and (b) the absence of any pending or threatened legal proceedings that could reasonably be expected to have a Company Material Adverse Effect, not otherwise covered by insurance.

The consummation of the Merger is not subject to a financing condition. Parent has obtained an equity financing commitment of up to $10 million in cash from certain existing investment partnerships affiliated with The Gores Group, in order to fund Parent’s obligations under the Merger Agreement, including payment of the aggregate Merger Consideration, the aggregate Option Consideration, any amounts necessary to repay Cole Taylor Bank and any termination fees that may be payable to Clark as described below. Clark has been named as a third party beneficiary of such commitment.

Under the Merger Agreement, Clark has agreed to hold a special meeting of its stockholders to consider adoption of the Merger Agreement. Clark has further agreed, subject to certain exceptions, to conduct its business in the ordinary course of business during the interim period between the execution of the Merger Agreement and consummation of the Merger. Parent has agreed to repay Clark’s outstanding loans with Cole Taylor Bank or, if Cole Taylor Bank consents, extend or refinance such loans. The Merger Agreement contains customary representations and warranties of Clark and Parent and Merger Sub, all of which expire upon the consummation of the Merger.

The Merger Agreement provides for a “go-shop” period. Clark will have the right to initiate, solicit and encourage alternative acquisition proposals, including by way of providing non-public information to any person, and engage or enter into, continue or otherwise participate in discussions or negotiations with any person with respect to such proposals, until 11:59 p.m. on September 30, 2011.

After the expiration of the “go-shop” period, Clark will become subject to certain customary “no-shop” provisions. At 12:00 a.m. on October 1, 2011, except with respect to a person that has submitted an alternative acquisition proposal prior to such time that Clark’s board of directors believes in good faith could reasonably result in a superior proposal, Clark will be required to immediately cease all discussions and negotiations with all persons with respect to alternative acquisition proposals. Thereafter, Clark will not be permitted to initiate, solicit or knowingly encourage such a proposal, engage in, continue or otherwise participate in any discussions or negotiations, or provide any non-public information to any person, relating to such a proposal, enter into an agreement with respect to such a proposal or otherwise knowingly facilitate any attempt to make such a proposal. However, if, at any time before the Merger Agreement is adopted by Clark’s stockholders, Clark receives an unsolicited alternative acquisition proposal from any person, Clark may contact such person to clarify the terms of such proposal and may provide non-public information in response to a request by such person and engage in negotiations with such person with respect to such proposal, if Clark’s board of directors determines that failure to take action could be inconsistent with its fiduciary duties and the alternative acquisition proposal could reasonably be expected to result in a superior proposal.

The Merger Agreement generally prohibits Clark’s board of directors from modifying its recommendation to approve the Merger Agreement in a manner adverse to Parent or permitting Clark to enter into an alternative acquisition agreement relating to an acquisition proposal. However, at any time before the Merger Agreement is adopted by Clark’s stockholders, Clark’s board of directors may effect a change of recommendation or Clark may terminate the Merger Agreement and enter into an alternative acquisition agreement with respect to a superior proposal, if, among other things, Clark’s board of directors determines that failure to take action could be inconsistent with its fiduciary duties, Clark has complied with the provisions of the Merger Agreement relating to the solicitation of acquisition proposals and Clark has paid any required termination fee and expense reimbursement as described below. Prior to effecting a change of recommendation or entering into an alternative acquisition agreement, Clark must provide Parent with an opportunity to match the alternative acquisition proposal.

A “superior proposal” is a bona fide acquisition proposal that, if consummated, would result in the Person making such proposal or offer acquiring, directly or indirectly, more than 50% of Clark’s outstanding equity securities (or more than 50% of the outstanding equity securities of the surviving entity in a merger of Clark or the direct or indirect parent of the surviving entity in such a merger), or more than 50% of the assets of Clark and its subsidiaries, taken as a whole, which Clark’s board of directors determines in good faith (after consultation with its outside counsel and financial advisor) to be (i) more favorable to Clark’s stockholders from a financial point of view than the Merger, taking into account all relevant factors (including all terms and conditions of such proposal and the Merger Agreement (including any changes to the terms of the Merger Agreement proposed by Parent in response to such offer or otherwise)) and (ii) no less certain of completion than the Merger, taking into account the financial wherewithal of the person making such proposal, the sources and type of consideration, the timing to completion, and all other financial, legal, regulatory and other aspects of such proposal.

Upon termination of the Merger Agreement in certain specified circumstances, including a termination by Clark to enter into an alternative acquisition agreement for a superior proposal, Clark will be required to pay Parent a termination fee equal to $194,000 and/or reimburse Parent’s expenses up to $175,000. Upon termination of the Merger Agreement by Clark in certain other circumstances, including a failure by Parent to consummate the Merger after all of the conditions to closing have been met (other than conditions that by their nature are to be satisfied at the closing), Parent will be required to pay Clark a reverse termination fee equal to $194,000.

Clark’s board of directors has unanimously approved the Merger Agreement. Integgra Advisory Services, Inc. served as the financial advisor to the board of directors. On August 27, 2011, Integgra Advisory Services delivered a written opinion to the board of directors that, as of the date of the opinion, from a financial point of view, the consideration to be offered to Clark’s stockholders in the Merger is fair to such stockholders.

Clark is working towards completing the Merger as quickly as possible and currently expects to consummate the Merger in the fourth calendar quarter of 2011.

The foregoing description of the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 of this Current Report on Form 8-K.

The Merger Agreement is attached as an exhibit to this Current Report on Form 8-K in order to provide investors with information regarding its terms. It is not intended to provide any other factual information about Clark, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure schedule that the parties have exchanged, (ii) were made only as of the dates specified in the Merger Agreement or the confidential disclosure schedule, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Clark’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Clark or Parent or any of their respective subsidiaries or affiliates.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Clark and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may be delayed or may not be consummated; (ii) the risk that the Merger Agreement may be terminated in circumstances that require us to pay Parent a termination fee of $194,000 and reimburse Parent’s expenses up to a maximum of $175,000; (iii) risks related to the diversion of management’s attention from our ongoing business operations; and (iv) the effect of the announcement of the merger on our business relationships (including, without limitation, partners and customers), operating results and business generally. Additional risk factors that may affect future results are contained in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended January 1, 2011, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 2, 2011 and July 2, 2011, which are available at the SEC’s website http://www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by us. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

Important Additional Information About the Transaction

In connection with the proposed merger, Clark will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the Clark’s stockholders. Before making any voting decision, Clark’s stockholders are urged to read the proxy statement regarding the proposed merger carefully and in its entirety because it will contain important information about the proposed merger. Clark’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. Clark’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to Clark Holdings Inc., Attention: Chief Executive Officer, 121 New York Avenue, Trenton, New Jersey 08638, or by telephone to (609) 396-1100.

Clark and its directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed merger. Information regarding Clark’s directors and executive officers is available in Clark’s Form 10-K for the fiscal year ended January 1, 2011, which was filed with the SEC on April 14, 2011. Clark’s stockholders may obtain additional information regarding the interests of such potential participants in the proposed merger, which may be different than those of the Clark’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

Item 8.01.	Other Events.

As a condition to Parent and Merger Sub entering into the Merger Agreement, certain of Clark’s executive officers (Charles Fischer III and Kevan Bloomgren) and directors (Brian Bowers, Gregory Burns, Edward Cook, Robert LaRose, Maurice Levy and Donald McInnes) have entered into a Voting Agreement, dated as of September 1, 2011, with Parent (the “Voting Agreement”). The Voting Agreement provides that each of the executive officers and directors will vote all of the common stock of Clark beneficially owned (as defined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by him, whether now owned or hereafter acquired, in favor of the adoption and approval of the Merger Agreement and against any proposal for an extraordinary corporate transaction which would be reasonably likely to prevent consummation of the Merger. The executive officers and directors may not sell or otherwise dispose of their respective shares of common stock until termination of the Voting Agreement. The provisions of the Voting Agreement will not be deemed to restrict the right of any executive officer or director to act in his capacity as an officer or director consistent with his fiduciary obligations in such capacity. The Voting Agreement will terminate on the earlier to occur of (i) the effective time of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) any material amendment (including to the price) of the Merger Agreement that is adverse to the executive officers or directors. As of August 31, 2011, the executive officers and directors beneficially own 24.1% of Clark’s outstanding common stock.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

2.1	Agreement and Plan of Merger, dated September 1, 2011, by and among Clark Holdings Inc., Gores Logistics Holdings, LLC and Gores Logistics Sub, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2011

CLARK HOLDINGS INC.

By:	/s/ Christian Cook
Name: Christian Cook
Title: Interim President and Chief Operating Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated September 1, 2011, by and among Clark Holdings Inc., Gores Logistics Holdings, LLC and Gores Logistics Sub, Inc.